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                                                                    EXHIBIT 10.7

June 14, 2002



U.S. Plastic Lumber Corp.
2300 W. Glades Road
Suite 440W
Boca Raton, FL 33431
Attention: Michael Schmidt

Re:      $10,000,000 SENIOR SECURED REVOLVING CREDIT FACILITY COMMITMENT LETTER

Ladies and Gentlemen:

Please refer to the Credit Agreement dated as of June 30, 2000 (as amended, the "CREDIT AGREEMENT") among U.S. Plastic Lumber Corp. (the "COMPANY"), various financial institutions (the "LENDERS") and Bank of America, N.A., as Administrative Agent. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

The Company has advised the Lenders and the Administrative Agent that it intends to sell the stock of Clean Earth, Inc. (such sale, the "CEI SALE") and that, following the CEI Sale, it will need a credit facility (the "AMENDED FACILITY") in the amount of $10,000,000. The Company has requested that the Lenders and the Administrative Agent amend, or amend and restate, the Credit Agreement to meet such need.

Based on the foregoing, the Lenders are willing to offer their respective commitments to lend up to $4,474,000 (in the case of Bank of America), $3,354,000 (in the case of LaSalle Bank National Association) and $2,172,000 (in the case of Union Planters Bank National Association) under the Amended Facility in accordance with the terms of this letter and the Summary of Terms and Conditions attached hereto (the "SUMMARY OF TERMS").

The commitments of the Lenders hereunder are subject to the satisfaction of each of the following conditions precedent in a manner acceptable to us in our sole discretion: (a) each of the terms and conditions set forth herein and in the Summary of Terms; (b) our satisfaction with the terms and conditions of the CEI Sale and the use of the proceeds thereof; (c) the negotiation, execution and delivery of a definitive amendment to, or amendment and restatement of, the Credit Agreement consistent with the Summary of Terms and otherwise satisfactory to us; (d) no change, occurrence or development shall have occurred after the date hereof that could, in our opinion, have a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Company (on a consolidated basis);


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and (e) our not becoming aware after the date hereof of any information or other matter with respect to the Company or any of its subsidiaries which in our judgment is inconsistent in a material and adverse manner with any information or other matter disclosed to us prior to the date hereof.

You hereby represent, warrant and covenant that: (a) all information, other than the Projections (defined below), which has been or is hereafter made available to us by you or any of your representatives in connection with the transactions contemplated hereby (the "INFORMATION") is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading; and (b) all financial projections concerning the Company and its subsidiaries that have been or are hereafter made available to us by you or any of your representatives (the "PROJECTIONS") have been or will be prepared in good faith based upon assumptions you believe to be reasonable. You agree to furnish us with such Information and Projections as we may reasonably request and to supplement the Information and the Projections from time to time until the closing date for the Amended Facility so that the representations, warranties and covenants in the preceding sentence are correct on such closing date.

By acceptance of this offer, you agree to pay all reasonable out-of-pocket fees and expenses (including reasonable attorneys fees and expenses, the non-duplicative allocated cost of internal counsel and due diligence expenses) incurred before or after the date hereof by us in connection with the Amended Facility.

You agree to indemnify and hold harmless the Administrative Agent and each Lender and each of their affiliates and their respective directors, officers, employees, advisors and agents (each, an "INDEMNIFIED PARTY") from and against (and will reimburse each Indemnified Party as the same are incurred for) any and all losses, claims, damages, liabilities and expenses (including, without limitation, the reasonable fees and expenses of counsel and the allocated cost of internal counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) the Amended Facility or any use made or proposed to be made with the proceeds thereof, unless and only to the extent that, as to any Indemnified Party, it shall be determined in a final, nonappealable judgment by a court of competent jurisdiction that such losses, claims, damages, liabilities or expenses resulted primarily from the gross negligence or willful misconduct of such Indemnified Party. In the case of any investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by you, your shareholders or creditors or an Indemnified Party and whether or not the Amended Facility closes. You agree that no Indemnified Party shall have any liability to you or your subsidiaries or affiliates or to your or their respective security holders or creditors for any indirect or consequential damages arising out of, related to or in connection with this letter, the Amended Facility or any other transaction contemplated herein.

The terms of this letter and the Summary of Terms are confidential and, except for disclosure on a confidential basis to your accountants and attorneys and



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other professional advisors retained by you in connection with the Amended
Facility or as may be required by law, may not be disclosed in whole or in part to any other person or entity without our prior written consent. We hereby consent to your disclosure of this letter to CEI Acquisition Corp. and its affiliates for purposes of facilitating the CEI Sale.

The provisions of the immediately preceding three paragraphs shall remain in full force and effect regardless of whether any definitive documentation for the Amended Facility shall be executed and notwithstanding the termination of this letter or any commitment or undertaking hereunder; PROVIDED that such provisions shall be superseded by definitive documentation for the Amended Facility on the date of the closing of the Amended Facility.

This letter shall be governed by the laws of the State of Illinois. Each of the parties hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this letter, the Summary of Terms, the transactions contemplated hereby and thereby or the actions of the Administrative Agent or any Lender in the negotiation, performance or enforcement hereof.

This letter may be modified or amended only by the written agreement of all of the parties hereto. This letter is not assignable by you without our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

The commitments set forth herein will expire at 5:00 p.m. Chicago time on June 14, 2002 unless you execute this letter and return it to us (by facsimile or otherwise) prior to that time, whereupon this letter (which may be signed in one or more counterparts) shall become a binding agreement. Thereafter, the commitments set forth herein will expire on August 31, 2002, unless definitive documentation for the Amended Facility is executed and delivered prior to such date.

We are pleased to have the opportunity to work with you in connection with this financing.

                        [Signatures Follow on Next Page]



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                                Very truly yours,

BANK OF AMERICA, N.A.                       LASALLE BANK NATIONAL ASSOCIATION


By:_____________________________             By:_______________________________

Title:__________________________             Title: ____________________________


UNION PLANTERS BANK NATIONAL
  ASSOCIATION

By:_____________________________

Title:__________________________




Accepted and Agreed to as of June 14, 2002:

U.S. PLASTIC LUMBER CORP.


By:_____________________________

Title:__________________________





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INDICATIVE TERMS AND CONDITIONS                               JUNE 14, 2002

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U.S. PLASTIC LUMBER CORP.
$10 MILLION SENIOR SECURED CREDIT FACILITY

BORROWER:                  U.S. Plastic Lumber Corp. ("USPL" or the "Company").

GUARANTORS:                All direct and indirect subsidiaries of USPL.

ADMINISTRATIVE
AGENT:                     Bank of America, N.A. ("Bank of America").

LENDERS: Initially, Bank of America, LaSalle Bank National Association and Union Planters Bank National Association.

FACILITY:                  $10 million senior secured revolving credit facility
                           (the "Facility") which will include a sublimit for letters of credit.

PURPOSE: The proceeds of the Facility will be used to provide ongoing financing for USPL's working capital needs and general corporate purposes.

SECURITY:                  The Facility will be secured by a first priority
                           (subject to customary exceptions to be agreed upon) perfected security interest in (i) the capital stock of each of USPL's subsidiaries (direct or indirect) and (ii) all other present and future assets and properties of USPL and its subsidiaries, but excluding the options to purchase certain rights and interests in land located in Chicago, Illinois (the
                           "Chicago Purchase Options") as more fully described in the Pledges of Purchase Option dated as of June
                           15, 2001 made by The Eaglebrook Group, Inc., a subsidiary of the Company, in favor of Bank of America, as administrative agent under USPL's existing revolver.

CASH DOMINION:             All accounts of the Company and its subsidiaries will
                           be maintained with Lenders or banks which have signed blocked account agreements with the Administrative
                           Agent. All collections of accounts receivable and other payments received by the Company and its subsidiaries will be applied to pay the loans on a daily basis.

BORROWING BASE:            Availability under the Facility will be governed by a
                           weekly borrowing base, with the structure and advance rates to be determined based on a field examination and an equipment appraisal (minus, so long as the approximately $1,000,000 of deferred fees and expenses has not been paid, a reserve for such fees and expenses). USPL will, from time to time upon




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                           request of the Administrative Agent, provide evidence
                           confirming (a) the location of any equipment included in the borrowing base and (b) that such equipment is free and clear of all liens other than the security interest of the Administrative Agent and the subordinated security interest of Halifax.

MATURITY:                  The second anniversary of the closing date.

MANDATORY
PREPAYMENTS:               The commitments under the Facility will be reduced by
                           an amount equal to:

                           o 100% of the net cash proceeds of all asset sales (subject to baskets to be determined); and

                           o 50% of the net cash proceeds from the issuance of any debt (subject to de minimis exceptions) or equity.

PRICING: Loans will bear interest at Bank of America's prime rate plus 2.0% per annum. Non-use fees will accrue at 0.50% per annum and letter of credit fees will accrue at 3.0% per annum (plus a fronting fee for the issuing bank of 0.25% per annum). Interest and fees will be payable monthly. If the Facility is still effective 6 months from the funding date, the interest rate will increase to Bank of America's prime rate plus 3.0% per annum and the letter of credit fee will increase to 4.0%.

INITIAL
CONTINUATION FEE:          $150,000 payable 181 days from the funding date if
                           the Facility is still effective (to be divided among the Lenders according to their pro rata shares).

SUPPLEMENTAL
CONTINUATION FEE:          $125,000 payable on the first anniversary of the
                           closing date if the Facility is still effective (to be divided among the Lenders according to their pro rata shares).

ARRANGEMENT FEE:           $50,000 payable to the Administrative Agent on the
                           closing date.

AGENT'S FEE:               $60,000 payable to the Administrative Agent on the
                           closing date and each anniversary thereof.

MONITORING FEE:            Reimbursement of consultants designated by the
                           Lenders for monitoring fees of $15,000 per month
                           (except that if an event of default exists, the Company shall pay the actual fees and expenses of such consultant).

FINANCIAL
COVENANTS:                 To be determined, but will include a maximum monthly
                           draw amount to be determined via revised projections.




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OTHER COVENANTS:           Similar to the covenants in USPL's existing revolver,
                           including, without limitation:

                           o Limitations on investments, material divestitures and contract terminations.

                           o  Limitations on capital expenditures.

                           o  Limitations on mergers and consolidations.

                           o Limitations on indebtedness and operating lease obligations.

                           o  Limitations on liens.

                           o  Limitations on restricted payments.

                           o  Limitations on officer compensation.

                           o  No cash payments on subordinated debt.

                           o Monthly inventory report and agings of receivables and payables.

                           o  Quarterly field examinations.

CONDITIONS
PRECEDENT:                 In addition to customary conditions precedent, the
                           closing of the facility will be subject to the following:

                           o Sale of Clean Earth and agreement on use of proceeds from such sale.

                           o The lenders under USPL's credit facility with GE Capital and various other parties (the "GE Capital Facility") shall have agreed that, in exchange for a payment of not more than $500,000 from the proceeds of the sale of Clean Earth and the consent of the Lenders to the grant of a security interest in the Chicago Purchase Options to secure the GE Capital Facility, no amortization of principal will be required under the GE Facility for at least two years.

                           o Halifax shall have agreed that, in exchange for a payment of $2,500,000 from the proceeds of the sale of Clean Earth, all of its subordinated debt will bear interest at 10% payable in kind for two years and in cash thereafter. Halifax will forgive all accrued interest and fees (including Series D preferred dividends) at time of closing. The second position of Halifax on all collateral for the Facility will be maintained substantially as in its current form and as provided in the Intercreditor and Subordination Agreement with Bank of America.

                           o All existing indebtedness on the "Stout Note" shall have been converted to equity.

DEFAULTS:                  Similar to USPL's existing revolver.





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EXPENSES:                  The Company will pay all reasonable costs and
                           expenses associated with the structuring, due diligence, arrangement, syndication, document preparation, and enforcement of the Facility, including, without limitation, the legal fees of the Administrative Agent's counsel.

WAIVER OF INTEREST
AND FEES:                  At closing, the Lenders will waive payment of
                           $1,000,000 of deferred interest and fees payable under USPL's existing revolver. The balance of such deferred interest and fees (i) will be forgiven at the closing of the sale of Clean Earth if the Facility is not utilized and (ii) otherwise, will be evidenced by notes issued to the Lenders which will be secured by the same collateral as the Facility, shall not bear interest prior to maturity and shall mature on the 181st day after the closing of the Facility. If the Facility is paid in full (subject only to any agreed-upon deferral described in the following sentence) and the commitments are terminated on or before the 181st day after closing, such notes shall be deemed paid in full. In addition, if USPL obtains a new senior credit facility to replace the Facility on or before the 181st day after closing, the Lenders will consider deferring payment of a portion of the principal of the Facility.

RELEASE OF
CLEAN EARTH:               Upon the sale of Clean Earth and the closing of the
                           Facility (or the refinancing of the existing revolver), the Lenders will release all guaranties and security granted by Clean Earth and its subsidiaries in connection with the existing USPL revolver.




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